Consent of Independent Certified Public Accountants

   We have issued our report dated September 17, 1999 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 304 as of July 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                Grant Thornton LLP


Chicago, Illinois
November 23, 1999